Exhibit 10.1

CONSENT AND WAIVER AGREEMENT

This CONSENT AND WAIVER AGREEMENT (this “Consent”), dated as of April 9, 2008, by and between EnerJex Resources, Inc., a Nevada corporation (“Company”), EnerJex Kansas, Inc., a Nevada corporation (“EnerJex Kansas”), and DKR Soundshore Oasis Holding Fund Ltd., West Coast Opportunity Fund, LLC, Enable Growth Partners LP, Enable Opportunity Partners LP, Glacier Partners LP and the Frey Living Trust (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS, EnerJex Kansas (formerly Midwest Energy, Inc.) has executed (i) Senior Secured Debentures payable to the Buyers dated April 11, 2007, and (ii) Senior Secured Debentures payable to the Buyers dated June 21, 2007 (collectively, the “Debentures”).

WHEREAS, Company, EnerJex Kansas and Buyer have entered into a Securities Purchase Agreement dated April 11, 2007 (the “Securities Purchase Agreement”), a Registration Rights Agreement dated April 11, 2007 (the “RRA”), a Pledge and Security Agreement dated April 11, 2007 (the “Pledge and Security Agreement”), and other agreements and documents associated therewith (collectively, the “Transaction Documents”);

WHEREAS, the Company desires to (i) conduct a 1 for 5 reverse stock split (the “Reverse Stock Split”), if approved by Company stockholders, (ii) undertake an underwritten public offering of its common stock (the “Offering”); and use a portion of the proceeds of the Offering to redeem the Debentures, in full, prior to the registration of all the Registrable Securities (as defined in the RRA) (the “Redemption”); and

WHEREAS, pursuant to the Transaction Documents, the Reverse Stock Split and the Redemption require notice to, or the consent of, the Buyers.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Consent.
a.

Reverse Stock Split. Subject to the conditions and other terms set forth herein, each Buyer, for all purposes (i) accepts notice of, consents to, and approves the consummation of, the Reverse Stock Split and any and all actions that are taken in connection with, or that are necessary to, consummate the Reverse Stock Split, and (ii) waives any defaults under the Securities Purchase Agreement, the Debentures, the Pledge and Security Agreement and any other Transaction Document that may result from, arise out of, or be caused by the Reverse Stock Split or any action that is taken in connection with or that is necessary to consummate the Reverse Stock Split.

b.

Use of Proceeds: Subject to the conditions and other terms set forth herein, each Buyer, for all purposes (i) accepts notice of, consents to, and approves the redemption of the Debentures prior to the filing of the third Registration Statement, and (ii) waives any defaults under the Debentures, the RRA and any other Transaction Document that may result from, arise out of, or be caused by the Redemption or any action that is taken in connection with or that is necessary to consummate the Redemption.

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2.

Lock-Up Agreement. Each Buyer hereby agrees to enter into a standard lock-up agreement pursuant to which Buyer shall agree not to sell, transfer or dispose of any shares of Company common stock owned by such Buyer until sixty (60) days following the closing of the Offering without the written consent of the managing underwriter of the Offering.

3.	No Amendment. This Consent shall not be amended, waived, modified or terminated other than by writing signed by all parties hereto.
4.

Counterparts. This Consent may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5.	Governing Law. This Consent shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver Agreement to be duly executed as of the date first set forth above.

ENERJEX RESOURCES, INC.	ENERJEX KANSAS, INC.

By: /s/ Steve Cochennet	By: /s/ Steve Cochennet
Name: Steve Cochennet	Name: Steve Cochennet
Title: President	Title: President

DKR SOUNDSHOARE OASIS	WEST COAST OPPORTUNITY
HOLDING FUND LTD.:	FUND, LLC:

By: DKR Oasis Management Company LP

By: /s/ Barbara Burger	By: /s/ Atticus Lowe
Name: Barbara Burger	Name: Atticus Lowe
Title: Authorized Signatory	Title: CIO

ENABLE GROWTH PARTNERS LP	ENABLE OPPORTUNITY PARTNERS LP

By: /s/ Brendan O’Neil	By: /s/ Brendan O’Neil
Name: Brendan O’Neil	Name: Brendan O’Neil
Title: President & CIO	Title: President & CIO

GLACIER PARTNERS LP	FREY LIVING TRUST

By: /s/ Peter Castellanos	By: /s/ Philip Frey Jr., Trustee
Name: Peter Castellanos	Name: Philip Frey Jr.
Title: Partner	Title: Trustee

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